UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2019

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana	33-00215	81-0305822
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

P.O. Box 643 Thompson Falls, Montana	59873
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 827-3523

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;

(d)  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Blaise Aguirre, MD joined the Board of Directors of United States Antimony Corp. on August 14 2019, to replace a Director that retired for medical reasons. He received his Medical Doctor’s degree in 1989 from the University of the Witwatersrand, Johannesburg, South Africa, and performed his residency at Boston University School of Medicine from 1991 to 1994. He is an Assistant Professor of Psychiatry at Harvard Medical School and he is the founding Medical Director of 3East at McLean Hospital. Blaise is fluent in Spanish and lectures worldwide.

Blaise was elected to the Board at Investors Capital Holdings, Ltd in 2011 and remained on the Board until it was sold to RCAP. He sits on the boards of various privately held companies. He developed and maintains enduring relationships with institutional money managers, venture capitalists, Angel investors and developed an expertise as a small cap stock analyst as a broker with series 7 and 63 securities licenses.

It has not yet been determined which committees of the Board on which Mr. Aguirre will serve.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2019

UNITED STATES ANTIMONY CORPORATION

By:	/s/ John C. Lawrence
John C. Lawrence
President, Director and Principal Executive Officer

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